Exhibit 1.01

Conflict Minerals Report of Materion Corporation
for the Reporting Period from January 1, 2020 to December 31, 2020

Overview
This Conflict Minerals Report (this “Report”) of Materion Corporation (including its consolidated subsidiaries, “we”, “Materion” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) as promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2020 to December 31, 2020 (the “Reporting Period”).

Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers' requirements to use certain suppliers, the Company’s suppliers' responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. The SEC defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). As required by the Rule, the Company has conducted a good faith, reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the conflict minerals. The results of the Company’s RCOI regarding the conflict minerals, as well as the Company’s additional due diligence regarding the sources of such conflict minerals, are contained in this Report, which is publicly available at www.materion.com. The content on, or accessible through, any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

Materion, through its wholly owned subsidiaries, is an integrated producer of high-performance advanced engineered materials used in a variety of electrical, electronic, thermal and structural applications. Our products are sold into numerous end markets, including semiconductor, industrial, aerospace and defense, consumer electronics, automotive, energy, and telecom and data center.

Our businesses are organized under four reportable segments: Performance Alloys and Composites, Advanced Materials, Precision Optics, and Other. Our Other reportable segment includes unallocated corporate costs.

Performance Alloys and Composites

Performance Alloys and Composites provides advanced engineered solutions comprised of beryllium and non-beryllium containing alloy systems and custom engineered parts in strip, bulk, rod, plate, bar, and other customized shapes at manufacturing facilities located throughout the United States and Europe. This segment operates the world's largest bertrandite ore mine and refinery, which is located in Utah, providing feedstock hydroxide for its beryllium businesses and external sales. In addition to the products described below, this segment provides engineering and product development services to help our customers and partners with product design, including delivering prototype parts and other data to demonstrate that the products will perform under the specified design conditions.

Advanced Materials

Advanced Materials produces advanced chemicals, microelectronics packaging, precious metal, non-precious metal and specialty metal products, including vapor deposition targets, frame lid assemblies, clad and precious metal pre-forms, high temperature braze materials, and ultra-pure wire. These products are used in semiconductor logic and memory, medical, energy, lighting, defense, optics and wireless communications applications within the consumer electronics, industrial components, and telecommunications infrastructure end markets. Advanced Materials also has metal recovery operations and in-house refining that allow for the recycling of precious metals.

Precision Optics

Precision Optics provides custom made, precision optical filter products spanning a broad range of the electromagnetic spectrum (from UV to LWIR) and offers assembly capabilities at manufacturing facilities located in the United States, Europe, and Asia.

Precision Optics possesses broad and in-depth knowhow in optical thin-film coating processes, complemented by sophisticated patterning, glass bonding and sealing, and further processing capabilities necessary for producing optical thin film coated components up to optical subassemblies. Highly experienced and skilled development and engineering teams collaborate closely with customers to develop innovative solutions meeting their specific requirements. The combination of these capabilities and skills places Precision Optics at the forefront of markets in the photonics industry such as semiconductor, industrial, aerospace and defense, consumer electronics, and automotive.

Other

The Other segment is comprised of unallocated corporate costs.

Description of Materion's Reasonable Country of Origin Inquiry

Materion has performed a good faith RCOI regarding the conflict minerals that were in our supply chain between January 1, 2020 and December 31, 2020 to determine whether any of the conflict minerals originated in the Covered Countries and whether any of the conflict minerals may be from recycled or scrap sources in accordance with the Rule and related guidance provided by the SEC.

The Company’s global supply chain is complex. In the course of its business operations, the Company may purchase materials and metals containing conflict minerals. These materials and metals may, in turn, be included in the Company’s products. Because the Company does not normally purchase conflict minerals directly from mines, smelters or refiners, there are many third parties in the supply chain between the Company and the original sources of conflict minerals. As a result, the Company relies on its direct suppliers to provide information regarding the origin of any conflict minerals that are included in its products. In accordance with the framework in the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidelines”), and related guidance provided by the SEC, the Company worked with its direct suppliers to identify, where possible, the smelters and/or refiners and countries of origin of the conflict minerals.

Prior to and during the Reporting Period, the Company worked to identify current and new direct materials suppliers that it believed could potentially provide materials or metals containing conflict minerals (collectively, the “Identified Suppliers”). The Company then surveyed all the Identified Suppliers to determine whether each such Identified Supplier was supplying materials or metals to the Company that contained conflict minerals and, if so, to determine the source of such conflict minerals. The Company’s surveys required Identified Suppliers to, among other matters, confirm the source of any conflict minerals contained in materials or metals supplied to the Company and to provide any updates regarding such responses.

The Company, with respect to the Reporting Period, reasonably determined that certain of its products described above under “Overview” contain conflict minerals necessary to the functionality or production of such products.

For the Reporting Period, the Company sought and obtained representations from all 58 Identified Suppliers from whom the Company sought such representations. Such representations included, from all Identified Suppliers, Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) indicating the facility at which the conflict minerals were processed.

Based on the information obtained pursuant to the RCOI process described above, the Company has concluded, in good faith, that it does not have sufficient information with respect to the Reporting Period to determine the country of origin of all of the conflict minerals.

Due Diligence

For the Reporting Period, Materion performed due diligence from November 2020 through April 2021 to determine the source and chain of custody necessary to determine conflict minerals in the Company’s product offerings. Materion designed its due diligence measures to conform in all material respects with the OECD Guidelines and the Responsible Business Alliance’s Responsible Minerals Assurance Process ("RMAP"). This process included building conflict minerals awareness across the supply base and the survey of all Identified Suppliers that were known to or may have provided products containing metal and /or conflict minerals.

Materion occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Guidelines for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to retailers and includes companies such as ours, as well as product and component manufacturers and retailers. A summary of Materion’s due diligence activities in line with the OECD Guidelines is outlined below.

Step 1: Establish strong company management systems:

•Materion has published an updated formal Responsible Minerals Sourcing Policy to address conflict minerals sourcing in the Covered Countries expanding the scope to include conflict-affected and high-risk areas ("CAHRAs") in accordance with UN resolutions with a pledge to purchase materials only from sources that are not involved in or contributing to illegal armed groups, human rights violators, or financial wrongdoings;

•Materion maintains a governance model to oversee the implementation and ongoing management of the Conflict Minerals Compliance Program. The governance model consists of two groups: The Steering Committee and the Core Team, and various work products. The objective is to develop, document and maintain a governance structure that enables sustainable compliance and actively mitigates the risk of not meeting regulatory requirements;

•Materion maintains a process to evaluate raw materials, parts and suppliers in the supply chain for potential conflict minerals risk;

•Materion communicates its policy regarding the responsible sourcing of conflict minerals to all existing and new suppliers including through language incorporated in supplier contracts, agreements, flow down language in all United States Government contracts and the Materion Supplier Code of Conduct.

Additionally, wording has been added to supplier contracts and written agreements including the right to conduct unannounced spot-checks;

•Materion continues to leverage SAP and other enterprise resource planning ("ERP") systems and Quality Management procedural controls to prevent transactions with non-conforming conflict mineral suppliers;

•Materion has established long-term relationships with suppliers and closely manages the pool of suppliers eligible to be utilized; and

•Materion will continue to refer to RMI’s Grievance Mechanism to collect information on grievances for all interested parties to provide information or voice their concerns regarding its sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain:

•On an annual basis, Materion evaluates raw materials and parts that are known or are likely to contain conflict minerals using a risk-based approach;

•Each compliance year, Materion requires identified suppliers to provide a CMRT. Materion has a 100% response rate for six consecutive years;

•Materion engages Identified Suppliers in one-on-one individualized capability training in order to build their capabilities and to enable them to improve their understanding of the regulation and their responsibility as a Materion supplier;

•Materion conducts a review of supplier responses to determine that all required questions and sections of the CMRT were completed, follows up with any supplier that did not complete all required questions, and verifies the CMRT had an acceptable Effective Date and appropriate CMRT version;

•Materion reviews the survey responses and validates them for completeness and sufficiency;

•Materion reviews aggregated supplier survey responses and reports key metrics as part of the monthly conflict minerals reporting process; and

•Materion conducts an annual review of summary smelter information to determine if the smelter is certified as conformant or presented a "red flag" as defined by the OECD Guidelines. To make the determination of each smelter's conflict status, Materion relies upon information provided by the RMI. RMI conducts a RMAP, in which it certifies smelters and refiners worldwide as being Conformant or Active (in the process of a RMAP assessment and previously Conformant) after confirming specific information, including country of origin for conflict minerals that the smelter/refiner may purchase for its operations. RMI makes available to the public the list of smelters/refiners that have been certified by RMI as Conformant or Active. Additionally, Materion is considering membership in RMI or other minerals authorities in order to obtain additional information such as country of origin and risk management assessment tools not available to non-members.

Step 3: Design and implement a strategy to respond to identified risks:

•Annually, Materion completes the RMAP Downstream Assessment, the RMI and OECD Due Diligence Guidance Expectations for Downstream companies, at the conclusion of its due diligence and provides a summary of the identified risks and gaps to senior management with recommended action plans to reduce risks and close gaps;

•Materion maintains a risk mitigation strategy with the goal of systematically reducing the extend of exposure to certain risk and the likelihood of its occurrence;

•Materion maintains a risk mitigation plan and monitors execution. New supplier onboarding includes requirements for all suppliers to provide a current CMRT and an agreement to respond to annual conflict minerals surveys;

•Materion continues to systematically and procedurally limit purchasing with suppliers based on their unresponsiveness to conflict minerals inquiries or use of non-Conformant Smelters and Refiners;

•Materion places additional restrictions on smelter sources based on non-conflict mineral related customer requirements; and

•Additional fact finding, risk assessments and changes in circumstances take place as part of Materion's annual review of its Conflict Minerals Compliance Playbook.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices:

•In accordance with the OECD Guidelines, Materion participates and contributes through industry organizations to enhance transparency and traceability in the supply chain and supports independent third-party audits of smelters/refiners; and

•Materion is not in a position to audit smelter/refiners directly. Materion does, however, reach out to smelters identified by their suppliers to request that they participate in the RMI RMAP initiative and become certified as Conformant. In addition, Materion’s gold recycling operation in Buffalo, New York successfully completed the annual RMI RMAP to maintain its RMI Conformant Gold Refiner status, including having submitted relevant documentation, completed an on-site assessment and addressed relevant findings.

Step 5: Report annually on supply chain due diligence:

•Annually, Materion performs due diligence in their conflict minerals supply chain, maintains a process to summarize, review and approve compliance results, complete the Form SD and the Conflict Minerals Report and timely file the Form SD and any Conflict Minerals Report with the SEC.

Continuous Improvement of Supply Chain Due Diligence

The Company expects to continue to maintain its supply chain due diligence efforts including:

•Implement a strategy to support and build supplier capabilities and design improvement plans with suppliers to enhance the Company’s risk mitigation plan;

•Continue to assess the presence of conflict minerals in its supply chain as part of the its New Product Introduction ("NPI") process;

•Continue to require suppliers to identify the conflict minerals contained in the products they supply and when requested on an annual basis, to provide current, accurate and complete information on the smelters/refiners used in the manufacture of materials supplied to Materion;

•Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the RMAP;

•Continue to partner with suppliers who are committed to participation in obtaining a "conformant" designation from an industry program such as the RMAP; and

•Continue to respond to customer requests to source responsibility and limit smelters active in the supply chain in CAHRAs, for minerals other than 3TG or due to non-conflict minerals sourcing concerns such as embargos or sanctioned countries.

Determination

Based on the process described above, Materion achieved a 100% response rate from the 58 direct material suppliers identified as supplying raw materials or parts containing conflict minerals and all but one smelter out of the 215 identified smelters or refiners were conformant.

Of the smelters identified in the RCOI due diligence process, the one reported non-conformant gold refiner was removed from the Responsible Minerals Initiative’s Conformant Gold Refiners List in August 2020 because the refiner was moved to the LBMA's former Good Delivery List at its request because the refiner no longer met the Good Delivery List requirements. The gold refiner is not expected to participate in the RMI RMAP process and Materion is now in the process of removing it from the supply chain, and as of May 24, 2021, successfully achieved removal of this refiner from all but one supplier. Additional non-conformant smelters were reported out of Indonesia but were identified as being closed in 2019 and were therefore removed from Materion’s list of smelters or refiners used in 2020.

Based on the information provided by Materion suppliers utilized during 2020, Materion believes that the facilities that may have been used to process conflict minerals in Materion’s products included the smelters and refiners lists in Appendix I. The suppliers’ responses include Conformant, Active and Known smelters, where Active smelters are in the process of recertification of their conformant status as well as the aforementioned single Known smelter that was previously Conformant.

Based on the due diligence efforts and the absence of full supply chain visibility throughout the supply base, Materion is unable to determine the origin of the conflict minerals and does not have sufficient information to conclusively determine the countries of origin of conflict minerals contained in Materion’s products.

Appendix I: Smelters Identified in the Materion Supply Chain

Metal	Smelter Name	Smelter Country	Smelter Identification	RMI STATUS
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	China Henan Zhongyuan Gold Smelter	CHINA	CID002224	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	ROYAL CANADIAN MINT	CANADA	CID001534	Conformant
Gold	ROYAL CANADIAN MINT	CANADA	CID002761	Conformant
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Known
Gold	Umicore Precious Metals Refining Hoboken	BELGIUM	CID001980	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F & X	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Brand RBT	INDONESIA	CID001460	Conformant
Tin	Chengfeng Metals Co Pte Ltd	CHINA	CID002158	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Active
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Nanshan	CHINA	CID001231	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant

Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Active
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Active
Tin	PT Tambang Timah	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834	Conformant
Tin	Thailand Smelting & Refining Co Ltd	THAILAND	CID001898	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant